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                                                                    EXHIBIT 10.2

                                    GUARANTY

         THIS GUARANTY, made this 30th day of January, 2004, by BLUE RHINO CORPORATION, a Delaware corporation ("Guarantor"), manager of PLATINUM PROPANE OF FLORIDA, LP, a Florida limited partnership, in favor of BR PARTNERS FOUR, LLC, an Indiana limited liability company ("Landlord").

                                    RECITALS

         A. Landlord and PLATINUM PROPANE OF FLORIDA, LP, a Florida limited partnership ("Tenant") have entered into a lease agreement dated February 4, 2004 (the "Lease") wherein Tenant has leased real estate from Landlord located in Tavares, Florida.

         B. As partial consideration for the Lease, Landlord requires that Guarantor guarantee the full performance of the Lease to be kept and performed by Tenant, including the payment of all rentals and other charges to accrue thereunder.

         NOW, THEREFORE, Guarantor covenants as follows:

         1. GUARANTY. The Guarantor, for itself and its successors and assigns, guarantees the prompt payment when due, or whenever payment may become due under the terms of the Lease, of all payments of rent, additional rent, impositions, and all other charges, expenses and costs of every kind and nature, which are or may be due now or in the future under the terms of the Lease, any agreements or documents related to the Lease, or any other transaction between the Landlord and the Tenant directly or indirectly related to the Lease; and the complete and timely performance, satisfaction and observance of the terms, covenants and conditions of the Lease, rules and

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regulations and related obligations arising by reason of the Lease, required to be performed, satisfied or observed by the Tenant.

         2. COVERAGE OF GUARANTY. This guaranty extends to any and all liability which the Tenant has or may have to the Landlord by reason of matters occurring during the Lease Term (as defined in the Lease) and after the expiration of the Lease Term by reason of removal of Tenant's property, surrender of possession or other matters. This guaranty extends to any successor of the Tenant, any assignee or sublessee of the Tenant, to any extension or renewals of the Lease Term, and to any term established by reason of the holdover of the Tenant, an assignee or sublessee, all pursuant to the terms and conditions of the Lease.

         3. PERFORMANCE GUARANTY. In the event that the Tenant fails to perform, satisfy or observe the terms and conditions of the Lease, rules and regulations, and related Lease obligations required to be performed, satisfied or observed by the Tenant, the Guarantor will promptly and fully perform, satisfy and observe the obligation or obligations in the place of the Tenant. The Guarantor shall pay, reimburse and indemnify Landlord for any and all damages, costs, expenses, losses and other liabilities, including reasonable attorney fees, arising or resulting from the failure of the Tenant to perform, satisfy or observe any of the terms and conditions of the Lease, rules and regulations and related obligations.

         4. WAIVER OF NOTICES. Without notice to or further assent from the Guarantor, the Landlord may waive or modify any of the terms or conditions of the Lease, any rules and regulations or related Tenant obligations; or compromise, settle or extend the time of payment of any amount due from the Tenant or the time of performance of any obligation of the Tenant. These actions may be taken by the Landlord without discharging or otherwise affecting the obligations of the Guarantor.

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         5.       UNCONDITIONAL OBLIGATIONS. The liability of the Guarantor is direct, immediate, absolute, continuing, unconditional and unlimited. The Landlord shall not be required to pursue any remedies it may have against the Tenant or against any collateral as a condition to enforcement of this guaranty. Nor shall the Guarantor be discharged or released by reason of the discharge or release of the Tenant for any reason, including a discharge in Bankruptcy, receivership or other proceedings, a disaffirmation or rejection of the Lease by a trustee, custodian, or other representative in Bankruptcy, a stay or other enforcement restriction, or any other reduction, modification, impairment or limitation of the liability of the Tenant or any remedy of the Landlord. The Guarantor assumes all responsibility for being and keeping itself informed of Tenant's financial condition and assets, and of all other circumstances bearing upon the risk of nonperformance by Tenant under the Lease. The Guarantor agrees that Landlord shall have no duty to advise the Guarantor of information known to it regarding such circumstances or risks.

         6. CERTIFICATE OF EXISTENCE. On ten (10) days written notice from Landlord, Guarantor shall execute a certificate acknowledging and reaffirming this Guaranty, its continued existence and that it remains binding and in full force and effect.

         7. BINDING EFFECT. This guaranty is binding upon the Guarantor, its successors and assigns, and is binding upon and shall inure to the benefit of the Landlord, its successors and assigns. No assignment or delegation by the Guarantor shall release the Guarantor of its obligations under this guaranty. The term "Tenant" used in this guaranty includes also the first and any successive assignee or sublessee of the Tenant.

         8. MODIFICATIONS. This guaranty may not be modified orally, but only by a writing signed by both the Guarantor and the Landlord. Modifications include any waiver, change, discharge, modification, or termination.

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         IN WITNESS WHEREOF, the Guarantor has duly signed this guaranty on the date stated above.

GUARANTOR:                                   BLUE RHINO CORPORATION

                                             By: /s/ Mark Castaneda

                                             Printed: Mark Castaneda

                                             Its: CFO